Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated April 11, 2007, relating to the consolidated financial statements of Britannia Bulk Holdings Inc. as of December 31, 2006 and for the years ended December 31, 2006 and 2005, in this Registration Statement on Form F-1 and related prospectus of Britannia Bulk Holdings Inc.  We also hereby consent to the reference of our Firm under the heading “Experts” in such Registration Statement.

/s/ Moore Stephens Hays LLP

New York, New York

June 16, 2008